Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3, including the base prospectus contained therein and the prospectus supplement dated April 5, 2024 (registration no. 333-276509) of VivoPower International PLC of our report dated October 2, 2023 relating to the financial statements, which appears in VivoPower International PLC’s Annual Report on Form 20-F for the year ended June 30, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF Littlejohn LLP	15 Westferry Circus
Canary Wharf
PKF Littlejohn LLP	London E14 4HD

April 5, 2024